UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

Nano Holdings International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-52636	20-3724068
(State or other jurisdiction	(Commission	(IRS Employer of incorporation)
File Number)	Identification No.)

1640 Terrace Way
Walnut Creek, California 94597
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (925) 938-0406

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On or about June 6, 2007, Nano Holding International, Inc.’s (“our”) common stock was cleared to be quoted on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “NNOH.” Although our common stock has not traded any shares on the OTCBB to date, we anticipate such trading to begin shortly after the filing of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Holdings International, Inc.

By: /s/ David Rector
David Rector
Chief Executive Officer

Dated: June 11, 2007